As filed with the Securities and Exchange Commission on December 6, 2011
Registration No. 333-63924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 9
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Merrill Lynch Canada Inc.
Initial Depositor and Securities Act Issuer
(Exact name of registrant as specified in charter)

CP HOLDRSSM Deposit Facility
[Issuer with respect to the receipts]

Canada	6211	Not Applicable
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

Brookfield Place, Suite 400
181 Bay Street
Toronto, Ontario M5J 2V8
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Abigail Arms, Esq. Shearman & Sterling LLP 801 Pennsylvania Avenue, NW, Suite 900 Washington, D.C. 20004 (202) 508-8000	Karrin Powys-Lybbe, Esq. Torys Suite 3000, Maritime Life Tower 79 Wellington Street West Box 270, TD Centre M5K 1N2 (416) 865-7829

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

The Issuer hereby files this Post-Effective Amendment No. 9 to the F-1 Registration Statement for the CP HOLDRS Deposit Facility to deregister all 281,716,582 of the unsold Holding Company Depositary Receipts of the CP HOLDRS Deposit Facility because the Deposit Facility has terminated and no additional HOLDRS will be issued.  Pursuant to the undertaking of the Issuer set forth in Item 512(a)(3) of Regulation S-K, the Issuer is filing this Post-Effective Amendment No. 9 to the F-1 Registration Statement to deregister, by means of a post-effective amendment, all 281,716,582 of the HOLDRS securities which remained unsold as of November 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada on December 6, 2011.

Merrill Lynch Canada Inc.

By:	*
Name:	Lynn K. Patterson
Title:	President and Director

	Signature	Title

	*	President and Director
	Lynn K. Patterson	(Principal Executive Officer)

	*	Executive Vice President and Director
M. Marianne Harris

	*	Chief Financial Officer
	Gordon H. Weir	(Principal Financial Officer and Principal Accounting Officer)

	*	Executive Vice President and Director
Daniel M. Mida

*By:	/s/ Mark Dickerson	Attorney-in-Fact
Mark Dickerson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following person in the capacity indicated and on December 6, 2011.

Name	Title

Merrill Lynch, Pierce, Fenner & Smith Incorporated	Authorized Representative in the United States

By:	/s/ Liam B. O’Neil
	Name:	Liam B. O’Neil
	Title:	Managing Director

INDEX TO EXHIBITS

Exhibits

*24.1	Power of Attorney

*24.2	Power of Attorney of Lynn K. Patterson, Gordon H. Weir, Dan Mida and Marcelo Cosma

*24.3	Power of Attorney of Marianne Harris

*Previously filed